As filed with the Securities and Exchange Commission on April 15, 2002
Registration No. 333-83672

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3 to
FORM S-4
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Northrop Grumman Corporation
(Exact name of registrant as specified in its charter)

Delaware	3812	95-4840775
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Numbers)

1840 Century Park East
Los Angeles, California 90067
(310) 553-6262
(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive offices)

John H. Mullan
Corporate Vice President and Secretary
1840 Century Park East
Los Angeles, California 90067
(310) 553-6262
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:
Andrew E. Bogen
Peter F. Ziegler
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197
(213) 229-7000

Approximate date of commencement of proposed sale of the securities to the public:     As soon as practicable after this registration statement becomes effective and upon completion of the transactions described in the enclosed prospectus.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $1.00 per share (together with the associated rights)	59,759,615	N/A	$6,579,556,144.76	$605,319.17

(1)
This Registration Statement relates to securities of Northrop Grumman Corporation (“Northrop Grumman”) exchangeable for all of the issued and outstanding shares of (a) common stock, par value $0.625 per share (the “TRW common stock”) of TRW Inc., an Ohio corporation (“TRW”), (b) Cumulative Serial Preference Stock II, $4.40 Convertible Series 1, no par value per share (the “Series 1 Shares”), of TRW and (c) Cumulative Serial Preference Stock II, $4.50 Convertible Series 3, no par value per share (the “Series 3 Shares” and, together with the TRW common stock and the Series 1 Shares, “capital stock”), of TRW in the offer to exchange by registrant for all of the issued and outstanding shares of TRW capital stock and in the proposed merger with TRW.

(2)
This amount is based upon the maximum number of shares of common stock of Northrop Grumman (together with the associated rights to purchase Series A junior participating preferred stock) issuable upon completion of the offer to exchange and merger for shares of TRW capital stock.

(3)
Computed solely for purposes of calculating the registration fee. The registration fee has been computed pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices for shares of TRW common stock as reported on the New York Stock Exchange on April 12, 2002 ($51.64) and the maximum number of such shares (127,412,009) that may be exchanged for the securities being registered minus the maximum cash consideration payable for such shares.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Amendment No. 3 to this Registration Statement on Form S-4 amends and supplements the information contained in the offer to exchange of Northrop Grumman Corporation filed on March 4, 2002 and amended on March 28, 2002 and April 4, 2002. As set forth in the supplement to the offer to exchange attached hereto as Exhibit 99.28, Northrop Grumman is (i) increasing its offer to exchange from $47.00 to $53.00 in value of Northrop Grumman common stock, (ii) extending the offer to exchange from April 12, 2002 to May 3, 2002 and (iii) adding a new condition to the offer to exchange with respect to the completion of a due diligence investigation by Northrop Grumman of non-public information of TRW. The inclusion of this supplement to the offer to exchange as Exhibit 99.28 is the only change to Amendment No. 2 to this Registration Statement on Form S-4.

1

PART II.    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Article EIGHTEENTH of Northrop Grumman’s restated certificate of incorporation, as amended, provides:

A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors’ duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation as provided in Article SEVENTEENTH hereof shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Northrop Grumman has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of Northrop Grumman, or is or was serving at the request of Northrop Grumman as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Northrop Grumman would have the power to indemnify him against such liability under the provisions of Northrop Grumman’s restated certificate of incorporation, as amended.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)    Exhibits:

2.1
Agreement and Plan of Merger among Northrop Grumman Corporation, Purchaser Corp. I and Newport News Shipbuilding Inc. dated as of November 7, 2001 (incorporated by reference to Annex C to Amendment No. 5 to Form S-4 Registration Statement No. 333-61506 filed November 13, 2001)

2.2
Amended and Restated Agreement and Plan of Merger dated as of January 23, 2001 among Northrop Grumman Systems Corporation, Litton Industries, Inc., Northrop Grumman Corporation and LII Acquisition Corp. (incorporated by reference to Exhibit 2.2 to Form S-4 Registration Statement No. 333-54800 filed February 1, 2001)

3.1	Amended and Restated Certificate of Incorporation of Northrop Grumman Corporation (incorporated by reference to Exhibit D to the Definitive Proxy Statement filed April 13, 2001)

3.2
Certificate of Amendment of Certificate of Incorporation of Northrop Grumman Corporation filed as exhibit 3.2 to Form 10-Q filed with the SEC on May 10, 2001 and incorporated herein by this reference (incorporated by reference to Exhibit 3.2 to Form 10-Q filed with the SEC on May 10, 2001)

3.3	Restated Bylaws of Northrop Grumman Corporation (incorporated by reference to Exhibit 3.2 to Form S-4 Registration Statement No. 333-54800 filed February 1, 2001)

4.1
Registration Rights Agreement dated as of January 23, 2001 by and among Northrop Grumman Systems Corporation, Northrop Grumman Corporation and Unitrin, Inc. (incorporated by reference to Exhibit (d)(6) to Amendment No. 4 to Schedule TO filed January 31, 2001)

4.2
Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Northrop Grumman Corporation (incorporated by reference to Exhibit C to the Definitive Proxy Statement filed April 13, 2001)

4.3
Rights Agreement dated as of January 31, 2001 between Northrop Grumman Corporation and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Form S-4 Registration Statement No. 333-54800 filed March 27, 2001)

4.4
Indenture dated as of October 15, 1994 between Northrop Grumman Systems Corporation and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed October 25, 1994)

4.5
Form of Officer’s Certificate (without exhibits) establishing the terms of Northrop Grumman Systems Corporation’s 7% Notes due 2006, 7 3/4% Debentures due 2016 and 7 7/8% Debentures due 2026 (incorporated by reference to Exhibit 4-3 to Form S-4 Registration Statement filed April 19, 1996)

4.6	Form of Northrop Grumman Systems Corporation’s 7% Notes due 2006 (incorporated by reference to Exhibit 4-4 to Form S-4 Registration Statement filed April 19, 1996)

4.7	Form of Northrop Grumman Systems Corporation’s 7 3/4% Debentures due 2016 (incorporated by reference to Exhibit 4-5 to Form S-4 Registration Statement filed April 19, 1996)

4.8	Form of Northrop Grumman Systems Corporation’s 7 7/8% Debentures due 2026 (incorporated by reference to Exhibit 4-6 to Form S-4 Registration Statement filed April 19, 1996)

4.9
Purchase Contract Agreement dated as of November 21, 2001 between Northrop Grumman Corporation and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated by reference to Exhibit 4.3 to Form 8-K dated and filed November 21, 2001)

4.10
Pledge Agreement dated as of November 21, 2001 among Northrop Grumman Corporation, The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated by reference to Exhibit 4.4 to Form 8-K dated and filed November 21, 2001)

4.11	Form of Remarketing Agreement (incorporated by reference to Exhibit 4.5 to Form 8-K dated and filed November 21, 2001)

4.12
Form of Officers’ Certificate establishing the terms of Northrop Grumman Corporation’s 7 1/8% Notes due 2011 and 7 3/4% Debentures due 2031 (incorporated by reference to Exhibit 10.9 to Form 8-K dated and filed April 17, 2001)

4.13
Indenture dated as of November 21, 2001 between Northrop Grumman Corporation and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K dated and filed November 21, 2001)

4.14
Officers’ Certificate dated as of November 21, 2001 describing the terms of the Senior Notes that are a component of Northrop Grumman Corporation’s Equity Security Units (incorporated by reference to Exhibit 4.2 to Form 8-K dated and filed November 21, 2001)

4.15
Indenture dated as of April 13, 1998 between Litton Industries, Inc. and The Bank of New York, as trustee, under which Litton’s 6.05% Senior Notes due 2003 and 6.75% Senior Debentures due 2018 were issued (incorporated by reference to Exhibit 4.1 to Litton Industries, Inc.’s Form 10-Q for the quarter ended April 30, 1998 and filed June 15, 1998)

4.16
Supplemental Indenture with respect to Indenture dated April 13, 1998, dated as of April 3, 2001 among Litton Industries, Inc., Northrop Grumman Corporation, Northrop Grumman Systems Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.5 to Form 10-Q for the quarter ended March 31, 2001 filed May 10, 2001)

4.17
Senior Indenture dated as of December 15, 1991 between Litton Industries, Inc. and The Bank of New York, as trustee, under which Litton’s 7.75% and 6.98% debentures due 2026 and 2036 were issued and specimens of such debentures (incorporated by reference to Exhibit 4.1 to Litton Industries Inc.’s Form 10-Q for the quarter ended April 30, 1996 filed June 11, 1996)

4.18
Supplemental Indenture with respect to Indenture dated December 15, 1991, dated as of April 3, 2001, among Litton Industries, Inc., Northrop Grumman Corporation, Northrop Grumman Systems
Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.7 to Form 10-Q for the quarter ended March 31, 2001 filed May 10, 2001)

4.19
Form of Exchange Security for Litton’s $400,000,000 8% senior notes due 2009 (incorporated by reference to Exhibit 4.3 to Litton Industries Inc.’s Form 10-Q for the quarter ended April 30, 2000 filed August 19, 2000)

*5.1	Form of Opinion of John H. Mullan regarding the validity of the securities being registered

*8.1	Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters

10.1	Northrop Grumman 2001 Long-Term Incentive Stock Plan (incorporated by reference to Exhibit B to the Definitive Proxy Statement on Schedule 14A filed April 13, 2001)

10.2
Amendment Agreement between Kent Kresa and Northrop Grumman Corporation dated August 3, 2001 (incorporated by reference to Exhibit 10.2 to Form 10-Q for the quarter ended June 30, 2001 filed August 9, 2001)

10.3
Employment Agreement between Dr. Ronald D. Sugar and Northrop Grumman Corporation dated September 19, 2001 (incorporated by reference to Exhibit 10.3 to Form 10-Q for the quarter ended September 30, 2001 filed November 5, 2001)

10.4
Form of Notice of Grant of Restricted Performance Stock Rights and Rights Agreement under the Northrop Grumman Corporation 2001 Long-Term Incentive Stock Plan (incorporated by reference to Exhibit 10.4 to Form 10-Q for the quarter ended September 30, 2001 filed November 5, 2001)

*10.5	Form of Notice of Grant of Stock Options and Option Agreement under the Northrop Grumman Corporation 2001 Long-Term Incentive Stock

10.6
Notice of Grant of Restricted Performance Stock Rights and Rights Agreement of Kent Kresa, dated August 15, 2001 under the Northrop Grumman Corporation 2001 Long-Term Incentive Stock Plan (incorporated by reference to Exhibit 10.6 to Form 10-Q for the quarter ended September 30, 2001 filed November 5, 2001)

10.7
Notice of Grant of Stock Options and Option Agreement of Kent Kresa, dated August 15, 2001 under the Northrop Grumman Corporation 2001 Long-Term Incentive Stock Plan (incorporated by reference to Exhibit 10.7 to Form 10-Q for the quarter ended September 30, 2001 filed November 5, 2001)

10.8
Form of $2,500,000,000 Five-Year Revolving Credit Agreement dated as of March 30, 2001 among Northrop Grumman Corporation, Northrop Grumman Systems Corporation and Litton Industries, Inc., the Lenders party thereto, The Chase Manhattan Bank and Credit Suisse First Boston, as Co-Administrative Agents, Salomon Smith Barney Inc., as Syndication Agent, and The Bank of Nova Scotia and Deutsche Banc Alex. Brown, Inc. as Co-Documentation Agents (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to Form S-4 Registration Statement No. 333-54800 filed March 27, 2001)

10.9
Retention Bonus Agreement between Northrop Grumman Corporation and Thomas C. Schievelbein dated November 7, 2001 (incorporated by reference to Exhibit 10.32 to Amendment No. 5 to Form S-4 Registration Statement No. 333-61506 filed November 13, 2001)

10.10
Form of Guarantee dated as of April 3, 2001 by Northrop Grumman Corporation of Litton Industries, Inc. indenture indebtedness (incorporated by reference to Exhibit 10.10 to Form 8-K filed dated and April 17, 2001)

10.11
Form of Guarantee dated as of April 3, 2001 by Northrop Grumman Corporation of Northrop Grumman Systems Corporation indenture indebtedness (incorporated by reference to Exhibit 10.11 to Form 8-K dated and filed April 17, 2001)

10.12
Form of Guarantee dated as of April 3, 2001 by Northrop Grumman Systems Corporation of Litton Industries, Inc. indenture indebtedness (incorporated by reference to Exhibit 10.12 to Form 8-K dated and filed April 17, 2001)

10.13
Form of Guarantee dated as of April 3, 2001 by Litton Industries, Inc. of Northrop Grumman Systems Corporation indenture indebtedness (incorporated by reference to Exhibit 10.13 to Form 8-K dated and filed April 17, 2001)

10.14	1973 Incentive Compensation Plan as amended December 16, 1998 (incorporated by reference to Exhibit 10(c) to Form 10-K filed March 23, 1999)

10.15	1973 Performance Achievement Plan (incorporated by reference to Form 8-B filed June 21, 1985)

10.16
Northrop Grumman Corporation Supplemental Plan 2 (incorporated by reference to Exhibit 10(e) to Form 10-K filed February 22, 1996) and amended as of June 19, 1996 (incorporated by reference to Exhibit 10(e) to Form 10-K filed February 27, 1997)

10.17	Northrop Grumman Corporation ERISA Supplemental Plan I (incorporated by reference to Exhibit 10(d) to Form 10-K filed February 28, 1994)

10.18	Retirement Plan for Independent Outside Directors as amended April 24, 1998 (incorporated by reference to Exhibit 10(g) to Form 10-K filed March 23, 1999)

10.19	1987 Long-Term Incentive Plan, as amended (incorporated by reference to Form SE filed March 30, 1989)

10.20	Executive Life Insurance Policy (incorporated by reference to Exhibit 10(i) to Form 10-K filed February 22, 1996)

10.21	Executive Accidental Death, Dismemberment and Plegia Insurance Policy (incorporated by reference to Exhibit 10(j) to Form 10-K filed February 22, 1996)

10.22	Executive Long-Term Disability Insurance Policy (incorporated by reference to Exhibit 10(k) to Form 10-K filed February 22, 1996)

10.23	Key Executive Medical Plan Benefit Matrix (incorporated by reference to Exhibit 10(l) to Form 10-K filed February 22, 1996)

10.24	Executive Dental Insurance Policy Group Numbers 5134 and 5135 (incorporated by reference to Exhibit 10(m) to Form 10-K filed February 22, 1996)

10.25	Group Excess Liability Policy (incorporated by reference to Exhibit 10(n) to Form 10-K filed February 22, 1996)

10.26	Northrop Grumman 1993 Long-Term Incentive Stock Plan, as amended and restated (incorporated by reference to Exhibit 4.1 to Form S-8 Registration Statement filed November 25, 1998)

10.27
Northrop Corporation 1993 Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit B to the Northrop Corporation 1993 Proxy Statement filed March 30, 1993), amended as of September 21, 1994 (incorporated by reference to Exhibit 10(q) to Form 10-K filed March 21, 1995)

10.28	Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit A to the Definitive Proxy Statement on Schedule 14A filed March 30, 1995)

10.29	Northrop Grumman Corporation March 2000 Change-in-Control Severance Plan (incorporated by reference to Exhibit 10(b) to Form 10-Q filed November 4, 1999)

10.30	Form of Northrop Grumman Corporation March 2000 Special Agreement (effective March 1, 2000) (incorporated by reference to Exhibit 10(a) to Form 10-Q filed November 4, 1999)

10.9
Retention Bonus Agreement between Northrop Grumman Corporation and Thomas C. Schievelbein dated November 7, 2001 (incorporated by reference to Exhibit 10.32 to Amendment No. 5 to Form S-4 Registration Statement No. 333-61506 filed November 13, 2001)

*10.31	Northrop Grumman Executive Deferred Compensation Plan (effective December 29, 1994, as amended and restated effective November 2, 2000 and amended March 1, 2001)

10.32	Northrop Grumman Corporation Non-Employee Directors Equity Participation Plan, as amended March 15, 2000 (incorporated by reference to Exhibit 10(a) to Form 10-Q filed May 9, 2000)

10.33	CPC Supplemental Executive Retirement Program (incorporated by reference to Exhibit 10(u) to Form 10-K filed March 30, 1998)

10.34	Northrop Grumman Estate Enhancement Program, effective November 1, 2000 (incorporated by reference to Exhibit 10(v) to Form 10-K/A filed March 8, 2001)

10.35	Special Officer Retiree Medical Plan as amended December 19, 2000 (incorporated by reference to Exhibit 10(w) to Form 10-K/A filed March 8, 2001)

*10.36	Northrop Grumman Deferred Compensation Plan (effective December 1, 2000) and amended March 1, 2001, March 30, 2001 and September 14, 2001

*10.37	Consultant Agreement dated January 7, 2002 between Northrop Grumman Corporation and Ralph D. Crosby, Jr.

*10.38	Agreement dated December 22, 2001 between Northrop Grumman Corporation and Ralph D. Crosby, Jr.

*10.39	Form of Indemnification Agreement between Northrop Grumman Corporation and its directors and executive officers

**12.1	Ratios of Earnings to Fixed Charges

*21.1	Subsidiaries

U23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of John H. Mullan (included in Exhibit 5.1)

*23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1)

*24.1	Power of Attorney

*99.1	Form of Letter of Transmittal for Common Shares

*99.2	Form of Letter of Transmittal for Serial Preference Shares

*99.3	Form of Notice of Guaranteed Delivery for Common Shares

*99.4	Form of Notice of Guaranteed Delivery for Serial Preference Shares

*99.5	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, Common Shares and Serial Preference Shares

*99.6	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, Common Shares

*99.7	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, Serial Preference Shares

*99.8	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

*99.9	Form 041 Filing of Information Pertaining to a Control Bid

*99.10	Acquiring Person Statement, dated March 4, 2002

99.11	Press Release, dated February 22, 2002 (incorporated by reference to Rule 425 filing filed February 27, 2002)

99.12	Slide Presentation, dated February 27, 2002 (incorporated by reference to Rule 425 filing filed February 27, 2002)

*99.13	Press Release, dated March 3, 2002

*99.14	Summary Advertisement as published in the Wall Street Journal on March 4, 2002

99.15	Complaint, dated March 4, 2002 (incorporated by reference to Rule 425 filing filed March 5, 2002)

99.16	Slide Presentation, dated March 6, 2002 (incorporated by reference to Rule 425 filing filed March 6, 2002)

99.17	Press Release, dated March 11, 2002 (incorporated by reference to Rule 425 filing filed March 11, 2002)

99.18	Webcast, dated March 6, 2002 (incorporated by reference to Rule 425 filing filed March 13, 2002)

99.19	Press Release, dated March 13, 2002 (incorporated by reference to Rule 425 filing filed March 14, 2002)

99.20	Slide Presentation (incorporated by reference to Rule 425 filing filed March 18, 2002)

99.21	Form 425 filed March 21, 2002 (incorporated by reference to Rule 425 filing filed March 21, 2002)

99.22	Form 425 filed March 21, 2002 (incorporated by reference to Rule 425 filing filed March 21, 2002)

99.23	Form 425 filed March 21, 2002 (incorporated by reference to Rule 425 filing filed March 21, 2002)

***99.24	Letter from John H. Mullan to William B. Lawrence, dated March 26, 2002.

99.25	Press Release, dated March 26, 2002 (incorporated by reference to Rule 425 filing filed March 26, 2002).

99.26	Form 425 filed March 28, 2002 (incorporated by reference to Rule 425 filing filed March 28, 2002)

99.27	Press Release, dated March 29, 2002 (incorporated by reference to Rule 425 filing filed March 29, 2002).

U99.28	Supplement to Offer to Exchange, dated April 15, 2002.

*	Previously filed as an exhibit to Northrop Grumman’s Registration Statement on Form S-4 (file no. 333-83672) dated March 4, 2002.

**	Previously filed as an exhibit to Amendment No. 1 to Northrop Grumman’s Registration Statement on Form S-4 (file no. 333-83672) dated March 28, 2002.

***	Previously filed as an exhibit to Amendment No. 2 to Northrop Grumman’s Registration Statement on Form S-4 (file no. 333-83672) dated April 4, 2002.

U	Filed with this offer to exchange.

(b)    None

(c)    None

ITEM 22.    UNDERTAKINGS.

(A)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(B)  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule  14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(C)(1)  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)  The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(E)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(F)  The undersigned registrant hereby undertakes to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

(G)  The undersigned registrant hereby undertakes as follows:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 15th day of April, 2002.

/s/ John H. Mullan
By:
John H. Mullan
Corporate Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard B. Waugh, Jr., W. Burks Terry and John H. Mullan with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kent Kresa	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2002

* Ronald D. Sugar	President and Chief Operating Officer and Director	April 15, 2002

* Richard B. Waugh, Jr.	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)	April 15, 2002

* Sandra J. Wright	Corporate Vice President and Controller (Principal Accounting Officer)	April 15, 2002

* John T. Chain, Jr.	Director	April 15, 2002

Signature	Title	Date

* Lewis W. Coleman	Director	April 15, 2002

* Vic Fazio	Director	April 15, 2002

* Phillip Frost	Director	April 15, 2002

* Charles R. Larson	Director	April 15, 2002

* Jay H. Nussbaum	Director	April 15, 2002

* Aulana L. Peters	Director	April 15, 2002

* John Brooks Slaughter	Director	April 15, 2002

*By:	/s/ John H. Mullan
Name: John H. Mullan
Title: Attorney-in-fact
Date: April 15, 2002